UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2017

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-11783	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2017, Thomas A. Ritter, President & Chief Executive Officer of ACNB Corporation (the “Corporation”) and Chief Executive Officer of its wholly-owned subsidiary, ACNB Bank (the “Bank), announced his retirement effective the close of business on May 5, 2017. James P. Helt, President of the Bank, will be promoted to President & Chief Executive Officer of the Corporation and will be President & Chief Executive Officer of the Bank upon Mr. Ritter’s retirement. A copy of the press release regarding these events is filed as Exhibit 99.1 and is incorporated herein by reference.

There is no arrangement or understanding with any other person pursuant to which Mr. Helt was promoted as President & Chief Executive Officer of the Corporation and Bank, and there are no family relationships between Mr. Helt and any director or executive officer of the Corporation or the Bank. Additionally, neither the Corporation nor the Bank has entered into any transactions with Mr. Helt that are reportable under Item 404(a) of Regulation S-K.

ITEM 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated January 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: January 26, 2017	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/
Secretary & Chief Governance Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press release dated January 26, 2017.